Exhibit 99(b)

Certification of Chief Financial Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Republic Bancorp Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that the Annual report on Form 11-K for the Company’s Tax-Deferred Savings Plan and Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company’s Tax- Deferred Savings Plan and Trust.

Dated: June 26, 2003	/s/ Thomas F. Menacher

Thomas F. Menacher
Executive Vice President, Treasurer and
Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, and is not being filed as part of the Report or as a separate disclosure document.